UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 1, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Resignation of Previous Independent Registered Public Accounting Firm

On March 1, 2023, Mullen Automotive Inc. (the “Company”) was notified that its independent registered public accounting firm, Daszkal Bolton LLP (“Daszkal”), is resigning its engagement with the Company effective immediately upon the consummation of its merger with CohnReznick LLP (“CohnReznick”). Daszkal served as the Company’s independent registered public accounting firm since September 18, 2020. Daszkal’s resignation as the Company’s independent registered public accounting firm was accepted by the Audit Committee of the Company on March 1, 2023.

During the years ended September 30, 2022 and 2021 and the subsequent interim period from October 1, 2022 to March 1, 2023,

(i)	there were no disagreements between the Company and Daszkal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Daszkal’s satisfaction, would have caused Daszkal to make reference in connection with its opinion to the subject matter of the disagreement, and
(ii)	there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that Daszkal advised the Company of material weaknesses in its internal control over financial reporting as of September 30, 2022 and 2021.

The report of Daszkal to the Company’s financial statements for fiscal years ended September 30, 2022 and 2021 included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of loses from operations, debt defaults and a deficiency in working capital .

The Company has provided Daszkal with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that Daszkal furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. Attached as Exhibit 16.1 is a copy of Daszkal’s letter, dated March 3, 2023, stating that it agrees with such statements.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 1, 2023, the Company engaged RBSM LLP (“RBSM”) as its new independent registered public accountant for the fiscal year ending September 30, 2023. This decision was approved by the Audit Committee in accordance with the authority of the Audit Committee as specified in its Charter.

During the fiscal years ended September 30, 2022 and 2021 and through March 1, 2023, neither the Company nor anyone on its behalf consulted with RBSM regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Daszkal Bolton LLP dated March 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: March 3, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer